Exhibit 3.2

AMENDED & RESTATED

BYLAWS

OF

FATHOM HOLDINGS INC.

f/k/a

FATHOM VENTURES, INC.

ARTICLE I

OFFICES

1.1	Principal Office. The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.

1.2	Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

1.3	Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1	Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, whether within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by the Board of Directors.

2.2	Annual Meeting. The annual meeting of shareholders shall be held on the first Tuesday of May following the end of the corporation's fiscal year at a time as determined by the Board of Directors for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting. If the required day of the annual meeting falls on a federal or state holiday, the annual meeting shall be held instead on the next business day at a time determined by the Board of Directors.

2.3	Substitute Annual Meetings. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

2.4	Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, Chairman of the Board or President of the corporation, or by any shareholder pursuant to the written request of the holders of a majority of all shares entitled to vote at the meeting.

2.5	Notice of Meetings.

(a)          Written or printed notice stating the time and place of any meeting of the shareholders shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either personally, by United States mail, nationally recognized courier or delivery service or, if in electronic form, by electronic mail or other electronic means by or at the direction of the Board of Directors, Chairman of the Board or President or other person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger, share exchange, sale of assets other than in the regular course of business or voluntary dissolution is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.

(b)          In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the North Carolina Business Corporation Act.

(c)          When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If, however, a new record date for the adjourned meeting is fixed, notice of the adjourned meeting will be given to all persons who are shareholders as of the new record date in accordance with this Section 2.5.

(d)          To the extent that a shareholder has agreed in writing and delivered such agreement to the corporation, any notice delivered pursuant hereto by electronic mail or other electronic means is effective when sent as provided in the North Carolina Business Corporation Act. Any shareholder may terminate such agreement at any time by written notice to the corporation and such notice of termination shall be effective upon receipt by the corporation. The corporation shall maintain with its corporate records an accounting of all such shareholders agreements and such notices of termination received by the corporation pursuant to the foregoing.

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2.6	Waiver of Notice. Any shareholder may waive notice of any meeting. The waiver must be in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

2.7	Notice of Shareholder Proposals and Nominees for Election as Directors.

(a)          No business shall be transacted at a meeting of shareholders, except such business as shall be (i) specified in the notice of meeting given as provided in Section 2.5 of this Article, (ii) presented by or at the direction of the board of directors, or (iii) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting in compliance with the procedures set forth in this Section 2.7. In addition to the requirements of any applicable law with respect to any proposal presented by a shareholder for action at a meeting of the shareholders of the corporation (including the requirements of the Securities and Exchange Commission relating to shareholder proposals and director nominees), and subject to the provisions of the North Carolina Business Corporation Act as in effect from time to time, any shareholder desiring to introduce any business before any meeting of the shareholders of the corporation shall be required to deliver to the secretary written notice containing the information specified herein (i) in the case of an annual meeting, at least 80 days but no more than 120 days in advance of the first anniversary of the notice date of the corporation’s proxy statement for the preceding year’s annual meeting, and (ii) in the case of a special meeting, no later than the tenth day following the notice date for such meeting. In the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 120th day prior to such annual meeting and no later than the later of the 80th day prior to such annual meeting or the tenth day following the notice date for such meeting. The written notice required herein shall, as to each matter the shareholder proposes to bring before the meeting, contain the following information (in addition to any information required by applicable law): (i) the name and address of the shareholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock beneficially owned by the shareholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

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(b)          Only persons who are nominated in accordance with the provisions set forth in these bylaws and who otherwise comply with director qualification standards established by the board of directors, a properly authorized committee of the board, or applicable law, rule or regulation shall be eligible to be elected as directors at a meeting of shareholders. Nominations of persons for election to the board of directors may be made at such meeting of shareholders only (i) by or at the direction of the board of directors (or a properly authorized committee of the board) or (ii) by any shareholder (A) who is a shareholder of record at the time of giving of notice provided for in this Section 2.7, (B) who is entitled to vote for the election of directors at the meeting, (C) who complies with the notice and other procedures set forth in this Section 2.7 and (D) whose nominee is determined by the board of directors (or a properly authorized committee of the board) to satisfy all applicable director qualification standards. Any shareholder desiring to nominate a person for election as a director of the corporation shall deliver to the Secretary a written notice at such time and containing (i) such information as set forth in this Section 2.7, (ii) such additional information concerning the nominee as would be required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision thereto), to be disclosed in the proxy materials concerning all persons nominated (by the corporation or otherwise) for election as a director of the corporation, and (iii) such additional information concerning the nominee as is deemed sufficient by the board of directors (or a properly authorized committee of the board) to establish that the nominee meets all minimum qualification standards or other criteria as may have been established by the board of directors (or any properly authorized committee of the board) or pursuant to applicable law, rule or regulation for service as a director. In addition, such notice shall be accompanied by a consent signed by each nominee to serve as a director if elected.

(c)          Failure of any shareholder to provide such notice in a timely and proper manner as set forth in this Section 2.7 shall authorize the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

2.8	Shareholder Lists. Before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be subject to inspection by any shareholder at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the meeting or any adjournment thereof.

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2.9	Quorum.

(a)          A majority of the outstanding shares of the corporation entitled to vote and represented in person or by proxy shall be required for, and shall constitute a quorum at all meetings of shareholders. Shares entitled to vote as a separate voting group may take action on a matter only if a quorum of those shares exists; a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(b)          In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting.

2.10	Organization. Each meeting of shareholders shall be presided over by the Chairman of the Board, and in his absence or at his request by the President, and in their absence or at their request by any person selected to preside by vote of the holders of a majority of the shares present and entitled to vote at the meeting. The Secretary, or in his absence or at his request, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

2.11	Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting. Any proxy shall be revocable by the shareholder unless the written appointment expressly and conspicuously provides that it is irrevocable and the appointment is coupled with an interest as required by law.

2.12	Voting of Shares.

(a)          Subject to the provisions of Section 3.1 of the corporation's Articles of Incorporation and Section 3.3 of these bylaws, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. All shares entitled to vote shall be counted together collectively on a matter as provided by the Articles of Incorporation or by the North Carolina Business Corporation Act shall constitute a single voting group. Additional required voting groups shall be determined in accordance with the Articles of Incorporation and these Bylaws of this corporation and the North Carolina Business Corporation Act.

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(b)          Except in the election of directors as governed by the provisions of Section 3.3 of Article III of these bylaws, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or Bylaws of this corporation. Further, except in the election of directors, action on a matter by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote by a greater number is required by law or by the Articles of Incorporation or Bylaws of this corporation. Corporate action on such matters shall be taken only when approved by each and every voting group entitled to vote as a separate voting group on such matters as provided by the Articles of Incorporation or Bylaws of this corporation or by the North Carolina Business Corporation Act.

(c)          Voting on all matters except the election of directors shall be by voice vote or by a show of hands unless the holders of one-tenth (1/10th) of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter. Abstentions shall not be treated as negative votes.

(d)          Shares of the corporation's stock are not entitled to vote if they are owned, directly or indirectly, by a second corporation and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except that shares held in a fiduciary capacity, including the corporation's own shares, may be voted.

2.13	Informal Action By Shareholders.

(a)          Unless otherwise provided in the corporation’s Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be delivered to the corporation for inclusion in the corporate records and shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted. Such consent shall have the same force and effect as a vote of the shareholders. A shareholder’s consent to action taken without meeting may be in electronic form and may be delivered to the corporation in the manner herein required.

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(b)          Every written consent shall bear the date of signature of such consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest consent delivered to the corporation in the manner herein required, written consents signed by a sufficient number of shareholders to take such action are delivered to the corporation by delivery to its registered office in the State of North Carolina, its principal place of business or an officer or agent of the corporation having custody of the records in which proceedings of meetings of the shareholders are recorded. Delivery to the corporation of shareholders’ written consents shall be by hand, certified or registered mail, return receipt requested, regular mail, nationally recognized courier or delivery service or, if in electronic form, by electronic mail or other electronic means to such address or other location as may from time to time be determined by the Board of Directors.

(c)          If action is taken without a meeting by fewer than all shareholders entitled to vote on the action, the corporation shall give written notice to all shareholders who have not consented to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting with the same record date as the action taken without a meeting, within ten (10) days after the action is taken. The notice shall describe the action and indicate that the action has been taken without a meeting of shareholders.

2.14	Inspectors of Election.

(a)          Appointment of Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

(b)          Duties of Inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

(c)          Vote of Inspectors. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

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(d)          Report of Inspectors. On a request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be a prima facie evidence of the facts stated therein.

2.15	Electronic Participation in Meetings. Any shareholder or any shareholder’s proxy may participate in any meeting of the shareholders by means of a conference telephone or similar communications device that allows all persons participating in the meeting (a) to read or to hear the meeting proceeding substantially concurrently as the proceedings occur, (b) to be read or to be heard substantially concurrently as the proceedings occur, and (c) to vote on matters to which the shareholder or shareholder’s proxy is entitled to vote, and such participation in a meeting shall be deemed presence in person at such meeting.

ARTICLE III

BOARD OF DIRECTORS

3.1	General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its Board of Directors or by such executive or other committees as the Board may establish pursuant to these Bylaws.

3.2	Number and Qualifications. The number of directors constituting the Board of Directors shall range from one (1) to nine (9); initially set at five (5). The number of directors may be fixed or changed from time to time within the minimum and maximum by the Board of Directors or the shareholders. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

3.3	Election of Directors. Except as provided in Section 3.6 of this Article III, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or, if cumulative voting rights have been provided for in the corporation's Articles of Incorporation, to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting, if available to the shareholders, shall not be exercised unless (a) the meeting notice or proxy statement accompanying the notice states conspicuously that shareholders are entitled to cumulate their votes, or (b) a shareholder or proxy holder who has the right to cumulate his votes announces in open meeting, before the voting for the directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person and by proxy and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

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3.4	Term of Directors. Each initial director shall hold office until the first shareholders' meeting at which directors are elected, or until such director's death, resignation or removal. The terms of every other director shall expire at the next annual shareholders' meeting following a director's election or upon such director's death, resignation or removal. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, such director shall continue to serve until a qualified successor shall be elected. A decrease in the number of directors does not shorten an incumbent director's term.

3.5	Removal. Any director may be removed at any time with or without cause by a vote of the shareholders if the number or votes cast to remove such director exceeds the number of votes cast not to remove him. However, if cumulative voting is authorized, a director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If any directors are so removed, new directors may be elected at the same meeting. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting, is removal of the director.

3.6	Vacancies. Any vacancy occurring in the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders entitled to vote or the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors.

3.7	Chairman of the Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. He shall be an ex officio member of all committees. He shall make a report in writing at the annual meeting of the Board of Directors stating the condition of the corporation and shall make such suggestions and recommendations as he shall deem proper for the best interests of the corporation. He shall appoint delegates and representatives to the organizations with which the corporation is affiliated. He shall have the power to call the regular and any special meetings of the Board of Directors. Until a Chairman is elected, the President of the corporation shall preside at the meetings of the Board of Directors and shareholders.

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3.8	Compensation. The Board of Directors, in its discretion, may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board or of the Executive Committee. Nothing herein contained, however, shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.9	Executive Committees. The Board of Directors, by resolution adopted by a majority of the number of directors in office when the action is taken or, if greater, the number of directors required to take action pursuant to Section 4.6 of Article IV, may designate one or more directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Each committee member serves at the pleasure of the Board of Directors. The provisions in these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees established by the Board.

ARTICLE IV

MEETINGS OF DIRECTORS

4.1	Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

4.2	Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, if any, by the President or any two directors. Such meetings may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

4.3	Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least 2 days before the meeting, give notice thereof by any usual means of communication including, but not limiting to facsimile, telephone, electronic mail or other form of electronic communication. Such notice need not specify the purpose for which the meeting is called.

4.4	Waiver of Notice. Any director may waive notice of any meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly on arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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4.5	Quorum. A majority of the directors fixed by these Bylaws or, if the number of directors fixed by these Bylaws has been changed by the Board of Directors or the Shareholders pursuant to Section 3.2 hereof, a majority of the number of directors in office immediately before the meeting begins, shall be required for, and shall constitute, a quorum for the transaction of business at any meeting of the Board of Directors unless the Articles of Incorporation or these Bylaws provide otherwise.

4.6	Manner of Acting. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

4.7	Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment. Such right to dissent shall not apply to a director who voted in favor of such action.

4.8	Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board approve the action. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. The consent of any director pursuant hereto may be in writing or in electronic form and may be delivered to the corporation by hand, certified or registered mail, return receipt requested, regular mail, nationally recognized courier or delivery service or, if in electronic form, by electronic mail or other electronic means. Such action will become effective when the last director signs the consent, unless the consent specifies a different date.

4.9	Electronic Participation in Meetings. Any one or more directors or members of a committee may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications device that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

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ARTICLE V

OFFICERS

5.1	Officers of the Corporation. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers (including Controllers and Assistant Controllers) as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

5.2	Appointment and Term. The officers of the corporation shall be appointed by the Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been appointed and qualified.

5.3	Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.4	Resignation. An officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

5.5	Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors.

5.6	Chairman of the Board. Unless otherwise specified by resolution of the Board, the Chairman of the Board shall be the Chief Executive Officer of the corporation (and may be identified as such in his title) and, subject to the direction and control of the Board of Directors, shall supervise and control the management of the corporation. The Chairman of the Board shall, when present, preside at all meetings of the directors and shareholders and, in general, shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed from time to time by the Board of Directors.

5.7	President. Unless otherwise specified by resolution of the Board, the President, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders. He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be, otherwise signed or executed; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

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5.8	Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates of shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or Board of Directors. The Board of Directors may designate one or more Vice Presidents to be responsible for certain functions, including, without limitation, Marketing, Finance, Manufacturing and Personnel.

5.9	Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors and of all Executive Committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) maintain and have general charge of the stock transfer books of the corporation; (g) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (h) attest the signature or certify the incumbency or signature of any officer of the corporation; and (i) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

5.10	Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their lengths of service as Assistant Secretaries, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice President, certificates for shares of the corporation.

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5.11	Treasurer. Unless otherwise designated by the Board of Directors, the Treasurer shall be the Chief Financial Officer (and may be designated as such in his title) and, subject to the discretion of the Board of Directors, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 6.4 of Article VI of these Bylaws; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within one hundred twenty (120) days after the end of such fiscal year; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or by these Bylaws.

5.12	Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President or by the Board of Directors.

5.13	Controller and Assistant Controllers. The Controller, if one has been appointed, shall have charge of the accounting affairs of the corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors and the Assistant Controller shall exercise the powers of the Controller during that officer's absence or inability to act.

5.14	Delegation of Duties of Officers. In case of the absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concurs therein.

5.15	Bonds. The Board of Directors may by resolution, require any or all officers, agents or employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

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ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.1	Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Any resolution of the Board of Directors authorizing the execution of documents by the proper officers of the corporation or by the officers generally shall be deemed to authorize such execution by the Chairman of the Board, the President, any Vice President, or the Treasurer, or any other officer if such execution is generally within the scope of the duties of his office. The Board of Directors may by resolution authorize such execution by means of one or more facsimile signatures.

6.2	Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

6.3	Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

6.4	Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.1	Certificates for Shares. The Board of Directors may authorize the issuance of some or all of the shares of the corporation's classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and shall be determined by the Board of Directors. Certificates shall be signed (either manually or in facsimile) by the Chairman of the Board, President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

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7.2	Stock Transfer Books. The corporation shall keep a book or set of books, to be known as the stock transfer books of the corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by him. Transfer of shares shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares (if the shares are represented by certificates). All certificates surrendered for transfer (if the shares are represented by certificates) shall be cancelled before new certificates (or written statements in lieu thereof) for the transferred shares shall be issued or delivered to the shareholder.

7.3	Reserved.

7.4	Fixing Record Date.

(a)          The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose. Such record date may not be more than seventy (70) days before the meeting or date on which the particular action requiring such determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

(b)          If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the close of business on the day before the first notice of the meeting is delivered to shareholders or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

7.5	Lost or Destroyed Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost, destroyed or wrongfully taken, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

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7.6	Holder of Record. Except as otherwise required by law, the corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

7.7	Shares Held By Nominees.

(a)          The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary of the corporation a written certificate in a form prescribed by the corporation, signed by the nominee and indicating the following: (1) the name, address and taxpayer identification number of the nominee; (2) the name, address and taxpayer identification number of the beneficial owner; (3) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (4) the purposes for which the beneficial owner shall be recognized as the shareholder.

(b)          The purposes for which the corporation shall recognize a beneficial owner as the shareholder may include the following: (1) receiving notice of, voting at and otherwise participating in shareholders' meetings; (2) executing consents with respect to the shares; (3) exercising dissenters' rights under Article 13 of the North Carolina Business Corporation Act; (4) receiving distributions and share dividends with respect to the shares; (5) exercising inspection rights; (6) receiving reports, financial statements, proxy statements and other communications from the corporation; (7) making any demand upon the corporation required or permitted by law; and (8) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

(c)          The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

(d)          If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

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7.8	Acquisition by Corporation of its Own Shares. The corporation may acquire its own shares and shares so acquired shall constitute authorized but unissued shares. Unless otherwise prohibited by the Articles of Incorporation, the corporation may reissue such shares. If reissue is prohibited, the Articles of Incorporation shall be amended to reduce the number of authorized shares by the number of shares so acquired. Such required amendment may be adopted by the Board of Directors without shareholder action.

ARTICLE VIII

GENERAL PROVISIONS

8.1	Distributions. The Board of Directors may from time to time authorize, and the corporation may make distributions to its shareholders pursuant to law and subject to the provisions of its Articles of Incorporation.

8.2	Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed CORPORATE SEAL.

8.3	Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

8.4	Amendments.

(a)          Except as otherwise provided herein and by law, these Bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

(b)          No bylaw adopted or amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors, unless the Articles of Incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the Bylaws generally.

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8.5	Indemnification.

(a)          Any person who at any time serves or has served as a director or officer of the corporation or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (i) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and any appeal therein), and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

(b)          The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the corporation.

(c)          Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

8.6	Advance Payment of Expenses. The corporation shall (upon receipt of an undertaking by or on behalf of the director or officer involved to repay the expenses described herein unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses) pay expenses (including attorneys' fees) incurred by such director or officer in defending any threatened, pending or completed action, suit or proceeding and any appeal therein whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal or appearing as a witness at a time when he has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such proceeding.

8.7	Directors and Officers Liability Insurance. The Board of Directors may cause the corporation to purchase and maintain “Directors and Officers Liability Insurance” for the benefit of any person who is or was serving as a director, officer, employee or agent of this corporation or for the benefit of any person who is or was serving at the request of this corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. This insurance may cover any liability incurred by such person in any capacity arising out of this status as such even if the corporation would not otherwise have the power to indemnify him against that liability.

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8.8	Effective Date of Notice. Except as provided in Section 2.5 of Article II, written notice shall be effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

8.9	Corporate Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or be in the form of punch cards, magnetic tape, photographs, microphotographs or any other information storage device; provided that the records so kept can be converted into clearly legible written form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same. The corporation shall maintain at its principal office the following records: (1) Articles of Incorporation or Restated Articles of Incorporation and all amendments thereto; (2) Bylaws or restated Bylaws and all amendments thereto; (3) resolutions by the Board of Directors creating classes or series of shares and affixing rights, preferences or limitations to shares; (4) minutes of all shareholder meetings or action taken without a meeting for the past three years; (5) all written communications to shareholders for the past three years, including financial statements; and (6) a list of the names and business addresses of its current directors and officers; and (7) the corporation's most recent annual report filed with the North Carolina Secretary of State.

8.10	Amendments to Articles of Incorporation. To the extent permitted by law, the Board of Directors may amend the Articles of Incorporation without shareholder approval to: (1) delete the initial directors' names and addresses; (2) change the initial registered agent or office in any state in which it is qualified to do business, provided such change is on file with the applicable Secretary of State; (3) change each issued and unissued share of an outstanding class into a greater number of whole shares, provided that class is the corporation's only outstanding share class; (4) change the corporate name by substituting "corporation", "incorporated", "company", "limited" or the abbreviations therefor for a similar word or abbreviation or by adding, deleting or changing a geographic designation in the name; or (5) make any other change expressly permitted by the North Carolina Business Corporation Act to be made without shareholder action. All other amendments to the Articles of Incorporation must be approved by the appropriate voting group or groups as required by law.

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CERTIFICATE OF ADOPTION OF BYLAWS

IN WITNESS WHEREOF, the undersigned certifies that the foregoing nineteen (19) pages were adopted as the Bylaws of the corporation by action of the Board of Directors effective as of May 5, 2017.

/s/ Joshua Harley
Joshua Harley, President and Sole Director